Media Statement:

Wesley and Joesley Batista, the largest shareholders of Pilgrim's Pride through their shareholding interest in JBS, have been appointed to replace Wesley Batista Filho and Joanita Maestri Karoleski on the Pilgrim's Board of Directors by the JBS Nominating Committee. The members of the Board have unanimously approved the JBS Nominating Committee's decision.

Wesley and Joesley enjoy decades of operational and management experience in the food industry and both are globally recognized for their business acumen and ability to deliver long term results, including active participation in the performance turnaround at Pilgrim’s post-bankruptcy. The Pilgrim’s Board of Directors welcomes the new members and looks forward to their continued contributions to the success of the company.